UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2022, Troika Media Group, Inc. (the “Company”) held its Annual Meeting of Stockholders for 2022 (the “Annual Meeting”). As of the record date of October 27, 2022, there were 67,031,116 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, the following proposals were acted upon:

(1) Eight nominees for the Board of Directors were elected to terms expiring at the next annual meeting of stockholders. The votes were as follows:

Name	For	Against	Broker Non-Votes
Grant Lyon	15,555,709	27,280,859	4,246,739
Randall Miles	17,530,222	26,907,122	3,727,908
Thomas Ochocki	38,969,416	5,467,957	3,727,906
Wendy Parker	31,417,266	13,019,992	3,727,907
Martin Pompadur	31,918,729	10,468,626	3,727,907
Jeffrey S. Stein	15,555,659	27,280,909	4,246,739
Sid Toama	17,396,150	26,344,491	3,727,906
Sabrina Yang	15,346,171	29,091,088	3,727,906

(2) Ratification of the appointment of RBSM LLP as the Company’s independent auditor to examine and report on the Company’s consolidated financial statements for the transition period from July 1, 2022, to December 31,
2022. The votes were as follows:

For	37,726,308
Against	9,650,009
Abstain	831,089

(3) Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	16,038,530
Against	28,383,283
Abstain	56,686
Broker Non-Votes	3,728,907

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: December 20, 2022	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer